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Exhibit 10.26

LEASE AMENDMENT #4

        This Amendment is dated for referenced purposes only August 19, 2002, by and between, Marvin L. Oates, as Trustee of the Marvin L. Oates Trust Dated March 7, 1995, as Amended and Restated December 20, 2001 as Lessor, and overstock.com, a Utah corporation, as Lessee.

RECITALS

        1.    The Parties hereto have entered into a certain Lease ("LEASE") dated March 15, 2000, regarding promises described therein as 955 South 3800 West, Suite 100, Salt Lake City, Utah 84104, consisting of approximately 109,725 square feet of warehouse space, including approximately 1,500 square feet of office space.

        2.    The Parties amended the Lease with Lease Amendment #1 dated August 28, 2000 providing for temporary space and exercising tenant's option to lease the adjacent space. Tenant's space was increased by 109,725 square feet, from 109,725 to 219,450 square feet, for a total of 175,560 square feet of termed space and 43,890 of month-to-month space.

        3.    The Parties amended the Lease with Lease Amendment #2 dated November 12, 2001 converting the 43,890 square feet of month-to-month space to termed space and voiding Lessee's right of first refusal.

        4.    The Parties amended the Lease with Lease Amendment #3 dated July 23, 2002 to expand the Premises by 43,890 square feet for one (1) year.

        5.    The Parties now desire to amend the Lease to expand the Premises by 43,890 square feet from August 20, 2002 through September 30, 2002.

AGREEMENT

        The parties agree as follows:

        EXPANSION SPACE: Lessee shall Lease two (2) additional bays from August 20, 2002 through September 30, 2002 and in accordance with the following terms and conditions:

        A.    Premises: The two (2) bays immediately to the west of and adjacent to the Premises (see Exhibit A)

        B.    Size: Premises shall expand by 43,890 square feet, from 263,340 square feet to 307,230 square feet

        C.    Pro Rata Share: Lessee's pro rata share shall be increased by 12.39%, from 74.34% to 86.73%

        D.    Expansion Space Commencement Date: August 20, 2002

        E.    Expansion Space Expiration Date: September 30, 2002

        F.    Rent Schedule: Effective August 20, 2002 monthly rent will be increased by $11,850.30 per month ($0.27 p.s.f.) NNN, from $77,685.30, to $89,535.60. Rent for the Expansion Space shall continue after September 30, 2002 and be subject to Paragraph 26 of the Lease until Lessee vacates the Expansion Space and completes a walk-thru with the property management.

        G.    Tenant Improvements: Lessor is not required to complete any tenant improvements in the expansion space. Lessee shall be responsible for moving the fence which demises the Premises.

        All other terms and conditions of the Lease shall remain the same in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year written below.

LESSOR:		LESSEE:
overstock.com, a Delaware corporation
By:	/s/ MARVIN L. OATES Marvin L. Oates Trustee of the Marvin L. Oates Trust dated March 7, 1995, As Amended and Restated December 20, 2001	By:	/s/ JIM HYDE Jim Hyde Chief Operating Officer
Date:		Date:	September 04, 2002

61-10

Salt Lake City Distribution Center

955 S. 3800 W., Salt Lake City, Utah

Site Plan -- 354,255 SF

BUZZ OATES REAL ESTATE

Exhibit A

3800 West
570'
399'
overstock.com
Suite 100
219,450 SF
overstock.com
Expansion
Space
43,890 SF
8/1/02
to
7/31/03
Amd #3
overstock.com
Expansion
Space
43,890 SF
8/20/02
to
9/30/02
Amd #4
Available
47,025 SF
228'
385'
55'
57'
955 South
N

The information contained herein has been obtained from sources deemed reliable. We cannot, however, guarantee its accuracy. All information should be verified prior to purchase or lease.

8-19-02

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  Exhibit 10.26
LEASE AMENDMENT #4